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                          CALL EXERCISE AGREEMENT
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          THIS CALL EXERCISE AGREEMENT (this "Agreement") is made and entered into this 15th day of July, 1997 (the "Effective Date") by and among Dartmouth Capital Group, L.P. ("DCG"), Commerce Security Bancorp, Inc. ("Company") (with respect to Sections 6 and 7 only), Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership ("MDP"), Olympus Growth Fund II, L.P., a Delaware limited partnership ("OGF"), and Olympus Executive Fund, L.P., a Delaware limited partnership ("OEF" and collectively with OGF, "Olympus"). (MDP and Olympus are called collectively the "Purchasers" and individually called "Purchaser"; Purchasers and DCG are called collectively the "Parties.")

                                    RECITALS

          A. DCG and Purchasers are parties to that certain Shareholder Agreement dated as of June 6, 1997 by and among Company, Purchasers, DCG, Robert
P. Keller, and certain other persons (the "Shareholder Agreement"). Terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Shareholder Agreement.

          B. Section 11 of the Shareholder Agreement gives each Purchaser the option to purchase the Call Securities (as defined below) held by DCG.

          C. Purchasers are hereby exercising their option to purchase all of the Call Securities held by DCG, and DCG hereby sells all of the Call Securities to Purchasers.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

     1.   DEFINITIONS.

          "CALL SECURITIES" shall mean the following securities, which are owned by DCG:

     (i) 18,647 shares of Series B Preferred Stock (as defined in the Shareholders Agreement), and

     (ii) 771,788 shares of Special Common Stock (as defined in the Shareholders Agreement), and

     (iii)  639,714 Series B Warrants  (as defined in the Shareholders
            Agreement).

          "EXERCISE PRICE" shall mean $5,529,659.75, which is the aggregate purchase price for all Call Securities, as established pursuant to the formula contained in Section 11(b) of the Shareholder Agreement. Of the Exercise Price, $1,864,700.00 represents the purchase price for the Series B Preferred and the Series B Warrant ($6,397.14 of this amount is allocated to the Series B Warrant), $8,429.47 represents accrued dividends on the Series B Preferred Stock for the period of June 30, 1997 to July 14, 1997, inclusive, $3,712,300.28 represents the purchase price for the Special Common Stock, and $55,770 represents a 1% commitment fee to be credited to the Purchasers.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2. EXERCISE OF CALL. Purchasers hereby exercise their right to purchase all of the Call Securities, effective as of the Effective Date. Each of MDP, OGF and OEF hereby purchases the Call Securities, in exchange for their respective share of the Exercise Price as set forth in Schedule 1 to this Agreement.

     3. ACKNOWLEDGMENT OF RECEIPT OF EXERCISE PRICE. DCG hereby acknowledges having received the full Exercise Price in immediately available funds (actual payment to DCG being made by Lehman Brothers Inc. ("Lehman Brothers"), as partial satisfaction of amounts owed to Purchasers by Lehman Brothers in connection with the purchase by Lehman Brothers of all of Series A Capital Securities owned by the Purchasers).

     4. ACKNOWLEDGMENT OF RECEIPT OF CALL SECURITIES. Each of MDP, OGF and OEF hereby acknowledges receipt of the Call Securities, registered in their name as set forth in Schedule 1 to this Agreement.

     5. WAIVER OF NOTICE AND SIGNATURE GUARANTEES. DCG hereby waives the requirement contained in Section 11(a) of the Shareholder Agreement, which requires Purchaser to give DCG 10 days prior notice of the exercise of its right to purchase the Call Securities. The Purchasers hereby waive the requirement in
Section 11(b) of the Shareholder Agreement, which requires DCG to deliver stock powers on which the signatures have been guaranteed.

     6. RIGHT TO DESIGNATE DIRECTOR. The Company hereby acknowledges that, upon consummation of the purchase of the Call Securities by the Purchasers and the contemporaneous sale by the Purchasers of the Series A Capital Securities, pursuant to Section 9.3(d) of the Securities Purchase Agreement each of MDP and Olympus has the right to designate a director under Section 9.3 of the Securities Purchase Agreement and Section 10 of the Shareholder Agreement.

     7. AGREEMENT TO INCREASE NUMBER OF PIE SHARES. Pursuant to Section 12 of the Shareholder Agreement, the Purchasers hereby request, and the Company hereby agrees, to cause the Company's Board of Directors to approve, and to submit to a vote of the Company's shareholders, an amendment to the Company's Certificate of Incorporation that will increase the maximum number of PIE Shares that may be distributed in the aggregate to holders of Series B Preferred Stock to One Million Two Hundred Fifty Thousand (1,250,000) PIE Shares. The Company hereby acknowledges that it has reviewed evidence reasonably satisfactory to the Company and its counsel (within the meaning of Section 12(a) of the Shareholder Agreement) that such increase in the maximum number of PIE Shares would not cause either Purchaser to own as of close of business on the Effective Date (as defined herein), or have the potential ability to acquire (under the express terms of Common Stock or other CSBI Securities that the Purchaser owns as of close of business on the Effective Date), Common Stock or other CSBI Securities that, currently or upon the occurrence of any subsequent event, are or may become convertible into or exchangeable or exercisable for Common Stock, which in the aggregate could represent twenty-five percent (25%) or more of the Common Stock outstanding on a pro forma basis. Notwithstanding the foregoing or the terms of Section 12 of the Shareholder Agreement, the Company agrees that at any time and from time to time at a request of one or more Purchaser Shareholders that own, in the aggregate, a majority in value (determined in the manner specified in Section 2(b) of this Agreement) of the aggregate amount of Series B Preferred Stock then held by the Purchaser Shareholders, the Company shall cause to be approved by its Board of Directors and submitted to its shareholders an additional amendment to the Company's Certificate of Incorporation that would further increase the maximum number of PIE Shares that may be distributed in the aggregate to holders of Series B Preferred Stock to such greater number as may be specified in the request delivered by the Purchaser Shareholders, provided that the Purchaser Shareholders deliver to the Company evidence reasonably satisfactory to the Company and its counsel (which evidence may include discussions with the FRB, if the Purchaser or the Company reasonably deems such discussions to be necessary to clarify then existing statutes, regulations or published policy guidelines) that such increase in the maximum number of PIE Shares would not cause any Purchaser Shareholder to then own, or have the potential ability to acquire (under the express terms of Common Stock or other CSBI Securities that the Purchaser then owns), Common Stock or other CSBI Securities that, currently or upon the occurrence of any subsequent event, are or may become convertible into or exchangeable or exercisable for Common Stock, which in the aggregate could represent twenty-five percent (25%) or more of the Common Stock outstanding on a pro forma basis. DCG hereby acknowledges and confirms its intent to adhere to its obligation under Section 12(b) of the Shareholder Agreement to vote in favor of any such amendment all of the Voting Securities held by DCG as of the applicable record date.

     8. CERTAIN REPRESENTATIONS BY DCG. DCG hereby represents and warrants to Purchasers as follows:

          a. ORGANIZATION OF DCG. DCG is duly organized, validly existing, in good standing under the laws of the jurisdiction of its formation.

          b. AUTHORIZATION OF TRANSACTION. DCG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of DCG and no other proceedings on the part of DCG are necessary to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of DCG, enforceable in accordance with its terms and conditions. DCG need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DCG is subject or any provision of its partnership agreement, or, (B) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, note, bond, mortgage, deed of trust, or other arrangement to which DCG is a party or by which he or it is bound or to which any of its assets is subject.

          d. BROKERS' FEES. DCG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchasers could become liable or obligated. The Purchasers acknowledge that the Company is obligated to pay a commission to The Shattan Group, LLC as a consequence of the sale of the Call Securities to the Purchasers.

          e. TITLE TO CALL SECURITIES. DCG holds of record and owns beneficially all of the Call Securities, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), any taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. With the exception of this Agreement, DCG is not a party to any option, warrant, purchase right, call, or other contract or commitment that could require DCG to sell, transfer, or otherwise dispose of any Call Securities.

          f. NO PROHIBITED ACTIONS. DCG has not taken any of the actions prohibited by Section 11(c) of the Shareholder Agreement (i.e., converted any of the Call Securities, waived any right applicable to Call Securities, Transferred any Call Securities).

     9. CERTAIN REPRESENTATIONS BY MDP AND OLYMPUS. Each of MDP and Olympus hereby represents and warrants to DCG as follows:

          a. ORGANIZATION OF MDP AND OLYMPUS. The Purchaser is duly organized, validly existing, in good standing under the laws of the jurisdiction of their formation.

          b. AUTHORIZATION OF TRANSACTION. The Purchaser has full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchasers and no other proceedings on the part of the Purchasers is necessary to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of its partnership agreements, or, (B) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, note, bond, mortgage, deed of trust, or other arrangement to which the Purchaser is a party or by which it is bound or to which any of its assets are subject.

          d. BROKERS' FEES. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which DCG could become liable or obligated.

          e. NO SIDE AGREEMENTS. With respect to the sale of the Series A Capital Securities, the Purchase Agreement, dated July 10, 1997, by and among Purchasers and Lehman Brothers, is the only agreement between the Purchaser and Lehman. Without limiting the foregoing, the Purchaser has not entered into any other agreement or understanding with Lehman Brothers regarding the purchase price of the Series A Capital Securities or the pricing of the Series A Capital Securities. In addition, the Purchaser has not entered into any other agreement or understanding regarding Lehman Brother's fees for the sale of the Series A Capital Securities.

          f. PRIVATE PLACEMENT SECURITIES. The Purchaser intends to purchase the Call Securities for its own account and not, in whole or in part, for the account of any other person. The Purchaser represents and warrants to, and covenants and agrees with, the Company and DCG that the Call Securities to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Call Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any state.

     10.  MISCELLANEOUS.

          a. COUNTERPARTS. This Agreement may be executed in any number of the counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

          b. LEGAL, VALID AND BINDING OBLIGATION. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed in connection herewith, and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by the Parties to this Agreement.

          c. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing expressed herein is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

          d. ASSIGNABILITY. This Agreement shall not be assignable by any Party without the written consent of the other Parties.

          e. NOTICES. Except as otherwise provided herein, all notices, consents, requests, instructions, approvals and other communications provided for herein shall be given in the manner, and to the address set forth for in the Shareholder Agreement.

          f. SEVERABILITY. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof.

          g. WAIVER; HEADINGS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Parties hereto. The headings in this Agreement are for the purposes of references only and shall not limit or otherwise affect the meaning hereof.

          h. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the conflict of law provisions thereof. Each of the Parties submits to the jurisdiction of any federal court (or, if federal jurisdiction is unavailable, a state court) sitting in Los Angeles, California or Chicago, Illinois in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(e). Nothing in this Section 10(h), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          i. AMENDMENT. This Agreement cannot be altered or amended, except pursuant to an instrument in writing signed by the Parties hereto.

          j. GENERAL DISCLAIMER. The Parties agree that any actions taken under this Agreement are subject to and will be superseded by any law, rule, regulation or requirement established by governmental agencies.

          k. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the Parties with respect to the matters addressed herein and supersedes all prior written and oral understandings concerning the subject matter herein.

          l. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties hereto, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure). The Purchasers acknowledge having been advised by the Company that the Company intends to file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the resale by the Purchasers and DCG of the Series A Capital Securities and the purchase by the Purchasers of the Call Securities.

          m. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties hereto and their respective successors and permitted assigns. Any entity to which Purchasers may transfer any Call Securities shall have the Purchasers' rights under this Agreement, except as otherwise provided in this Agreement.

          n. FURTHER ASSURANCES. After the execution of this Agreement, the Parties will execute and deliver all such powers of attorney, documents, instruments, and do all such other acts and things as may be necessary to carry out the provisions of this Agreement.

          IN WITNESS WHEREOF, each of the Parties to this Agreement has caused this Agreement to be duly executed as of the date first above written.

                        DARTMOUTH CAPITAL PARTNERS, L.P.
                        By: Dartmouth Capital Group, Inc., its general partner

                        By:
                            ---------------------------------
                        Name: Michael K. Krebs
                        Title:   Secretary

                        COMMERCE SECURITY BANCORP, INC.
                         By:

                            ---------------------------------
                        Name:  Michael K. Krebs
                        Title:   Secretary

                        MADISON DEARBORN CAPITAL PARTNERS II, L.P.
                        By: Madison Dearborn Partners II, L.P., its General Partner
                        By: Madison Dearborn Partners, Inc., its General Partner
                        By: Paul R. Wood, its Vice President

                        By:
                            ---------------------------------
                        Name: John Fitzgerald, its attorney
                             duly authorized

                        OLYMPUS GROWTH FUND II, L.P.
                        By:  OGP II, L.P., its general partner
                        By:  Conroy, L.L.C., its general partner

                        By:
                            ---------------------------------
                        Name:  James A. Conroy
                        Title:  Member

                        OLYMPUS EXECUTIVE FUND, L.P.
                        By:  OEF, L.P., its general partner
                        By:  Conroy, L.L.C., its general partner

                        By:
                            ---------------------------------
                        Name:  James A. Conroy
                        Title:  Member


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


                                   SCHEDULE 1
                                       to
                             Call Exercise Agreement


                                 CALL SECURITIES


                                        MDP        OGF        OEF      TOTAL
                                        ---        ---        ---      -----
 Series B Preferred Stock             9,324      9,230         93     18,647

 Special Common Stock               385,894    382,035      3,859    771,788

 Series B Warrant                   319,857    316,666      3,191    639,714
  (in number of Warrant Shares)



                                 EXERCISE PRICE


                                MDP              OGF                 OEF              TOTAL
                                ---              ---                 ---              -----
 Series B Preferred and
   Warrant                 $  932,400.00      $  923,000.00      $  9,300.00       $1,864,700.00

 Accrued dividend on
   Series B                     4,214.96           4,172.47            42.04            8,429.47

 Special Common Stock       1,856,150.14       1,837,588.35        18,561.79        3,712,300.28

 Commitment fee credit        (27,885.50)        (27,605.88)         (278.62)         (55,770.00)
                           -------------      -------------      -----------       -------------

      TOTAL                $2,764,879.60      $2,737,154.94       $27,625.21       $5,529,659.75
                           -------------      -------------      -----------       -------------
                           -------------      -------------      -----------       -------------



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